UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 3, 2025

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2025, the Board of Directors (the “Board”) of Merit Medical Systems, Inc. (“Merit”), in connection with the previously announced resignation of Fred P. Lampropoulos as Merit’s President and Chief Executive Officer (“CEO”) and appointment of Martha G. Aronson as Merit’s new President and CEO, each effective as of October 3, 2025, accepted Mr. Lampropoulos’s resignation and approved Ms. Aronson’s appointment. The Board also voted to expand the number of directors on the Board from ten to eleven and to appoint Ms. Aronson as a director.  Mr. Lampropoulos will continue to serve as a director and Chairman of the Board.

There is no arrangement or understanding between Ms. Aronson and any other person(s) pursuant to which Ms. Aronson was appointed to the Board. Ms. Aronson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As previously disclosed, Merit entered into an offer letter with Ms. Aronson on July 7, 2025,  under which Ms. Aronson will have a base salary of $1,000,000 per annum, pro-rated for any partial year based on actual days of employment; Ms. Aronson will receive a signing bonus of $250,000 and will participate in Merit’s annual bonus program commencing in the 2026 fiscal year, with a target bonus of 100% of Ms. Aronson’s base salary and a maximum of 200% of her base salary, with the amount determined in accordance with Merit’s 2019 Executive Bonus Plan. Additionally, Ms. Aronson will participate in Merit’s 2018 Long Term Equity Incentive Plan (the “Plan”) with eligibility for annual equity awards and an expected initial award with a target grant date fair value of $5,500,000; will receive an equity grant upon commencement of employment equal to $4,125,000 in the form of performance share units and restricted stock units under the Plan; will receive a transition allowance of $12,000 per month through September 30, 2026; and will be reimbursed for relocation expenses and certain legal fees. The terms and conditions of the offer letter and initial equity awards were formalized by employment and award agreements entered as of October 3, 2025.

In connection with Mr. Lampropoulos’s resignation as President and CEO, Merit entered into a CEO Transition Agreement with Mr. Lampropoulos effective as of October 3, 2025, pursuant to which Merit agreed to transition Mr. Lampropoulos’s employment from CEO and President to Executive Chairman of the Board through January 3, 2026 (the “End Date”), after which Mr. Lampropoulos will no longer be an employee of Merit but will continue to serve as a director and Chairman of the Board. Mr. Lampropoulos will receive the same salary, bonus and other benefits through the End Date as agreed under his previous employment agreement. Following the End Date, Mr. Lampropoulos will be entitled to the same compensation and benefits as Merit affords other non-employee directors in connection with their Board service.  Merit and Mr. Lampropoulos are currently negotiating the terms of a consulting agreement that would provide for additional compensation to be paid to Mr. Lampropoulos following the End Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: October 9, 2025	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

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